As filed with the Securities and Exchange Commission on April 10, 1997
                                                 Registration No. 333-

                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549
                               FORM S-8
       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          Uni-Marts, Inc.
          -------------------------------------------------
          (Exact name of issuer as specified in its charter)

            Delaware                              25-1311379
   -------------------------------           --------------------
   (State or other jurisdiction of            (I.R.S. Employer
   incorporation or organization)            Identification No.)

     477 East Beaver Avenue, State College, PA        16801
     ------------------------------------------     ----------
      (Address of Principal Executive Offices)      (Zip Code)

            Uni-Marts, Inc. 1996 Equity Compensation Plan
            ---------------------------------------------
                       (Full title of the plan)

                     Henry D. Sahakian, President
      477 East Beaver Avenue, State College, Pennsylvania 16801
      ---------------------------------------------------------
               (Name and address of agent for service)

                            (814) 234-6000
                            --------------
    (Telephone number, including area code, of agent for service)

                              Copies to:

       Justin P. Klein, Esquire, Ballard Spahr Andrews & Ingersoll
    1735 Market Street, 51st Floor, Philadelphia, Pennsylvania  19103
--------------------------------------------------------------------------
                   CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------
                                   Proposed    Proposed
Title of                           maximum     maximum
securities                         offering    aggregate    Amount of
to be            Amount to be      price per   offering     registration
Registered       Registered (1)    Share (2)   price (2)    fee
--------------------------------------------------------------------------
Common Stock
$.10 par value    1,000,000          $5.25     $5,250,000    $1,590.91
---------------------------------------------------------------------------
(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the Company is increased by split-up, reclassification, stock dividend and the like.

(2) Estimated solely for the purpose of computing the registration fee. In accordance with Securities and Exchange Commission Rule 457(c), the price shown is based on the average of the high and low price per share of Common Stock of the Company on April 7, 1997, as traded on the American Stock Exchange.

                                PART I

         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The documents containing the information required to be included in Part I of this Registration Statement will be given or sent to all persons who are eligible to participate in the Uni-Marts, Inc. 1996 Equity Compensation Plan (the "Plan"), as specified by Rule 428.


                               PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. - Incorporation of Documents by Reference
          ----------------------------------------

      The following documents filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") by Uni-Marts, Inc. (the "Company") (File No. 1-11556) are incorporated herein by reference:

           (a) The Annual Report of the Company on Form 10-K for the year ended September 30, 1996.

           (b) The Quarterly Report of the Company on Form 10-Q for the quarter ended January 2, 1997.

           (c) The description of the Company's Common Stock contained in the Company's Definitive Proxy Statement for the Annual Meeting of Stockholders, filed with the Commission on January 22, 1993.

      Each document filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purpose hereof to the extent that a statement contained herein (or any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.


Item 4.- Description of Securities
         --------------------------

      Not applicable.


Item 5.- Interests of Named Experts and Counsel
         ---------------------------------------

      Not applicable.

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Item 6.- Indemnification of Directors and Officers
         ------------------------------------------

      Section 145 of the Delaware General Corporation Law ("Section
145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Article THIRTEENTH of the Company's Certificate of Incorporation (the "Certificate") requires the Company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise. The Company will indemnify any such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the Company, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The Certificate further provides that to the extent a director, officer, employee or agent of the Company has been successful in the defense of any third-party or corporate proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. The Certificate specifies the procedures for determination of entitlement to indemnification.

      In addition, Section 145 and the Certificate permit the Company to purchase and maintain insurance that protects its directors, officers, employees and agents or persons who serve in such positions for another corporation or other enterprise at the request of the Company, against any liabilities incurred in connection with their service in such position whether or not the Company would otherwise have the power to indemnify under the Certificate. The Company maintains such insurance.

      The Company has entered into indemnification agreements (the "Indemnification Agreements") with each of its directors. The Indemnification Agreements, which were approved by the Company's Board of Directors and stockholders, provide for prompt indemnification "to the fullest extent permitted by applicable law" and for the prompt advancement of expenses, including reasonable attorneys' fees and other costs and expenses incurred in connection with any action, suit or proceeding in which the director is a witness or which is brought against the director in his capacity as a director, officer, employee, agent, or fiduciary of the Company or of any enterprise which the director was serving at the request of the Company. A director cannot be indemnified under the agreement if he did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; and with respect to criminal proceedings, a director cannot be indemnified if he had reasonable cause to believe his conduct was unlawful. The agreements provide specific guidelines as to when and under what circumstances indemnification may be provided and/or expenses may be advanced, and also require that, if directors' and officers' liability insurance is maintained, each director be provided with the maximum coverage provided to any other director. Rights of directors under the Indemnification Agreements are in addition to any other rights available to them under Delaware law, directors' and officers' liability insurance, the Company's Restated Certificate of Incorporation, as amended, or otherwise, but double payment is prohibited by the terms of the Indemnification Agreements. The Indemnification Agreements continue until and terminate upon the later of ten years after the date that the indemnitee shall have ceased to serve as a director of the Company or the final termination of all pending proceedings in respect of which the indemnitee is granted rights of indemnification or advancement of expenses.


Item 7.- Exemption from Registration Claimed
         ------------------------------------

      Not applicable.


Item 8.- Exhibits
         ---------

    4.1 Specimen copy of Common Stock Certificate (filed as Exhibit 4.3 to the Company's Quarterly Report on Form 10-Q for the period ended April 1, 1993 and incorporated herein by reference)

    4.2 Uni-Marts, Inc. 1996 Equity Compensation Plan (incorporated by reference to Exhibit A to the Company's Definitive Proxy Statement for the Annual Meeting of Stockholders held on February 22, 1996, filed with the Commission on January 25,
           1996)

    5      Opinion of Ballard Spahr Andrews & Ingersoll

    23.1   Consent of Deloitte & Touche LLP

    23.2   Consent of Ballard Spahr Andrews & Ingersoll (included in
           Exhibit 5)

    24     Power of Attorney (included on signature page)


Item 9.- Undertakings
         -------------

      The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

                PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and
      (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from any registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES
                              ----------

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of State College, Commonwealth of Pennsylvania on April 10, 1997.


                              UNI-MARTS, INC.


                              By: /S/ J. KIRK GALLAHER
                                  -----------------------------
                                  J. Kirk Gallaher, Executive
                                  Vice President, Chief
                                  Financial Officer, Director
                                  (Principal Financial Officer
                                  and Principal Accounting
                                  Officer)


    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry D. Sahakian and J. Kirk Gallaher and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                       Title                   Date
      ---------                       -----                   ----

/S/ HENRY D. SAHAKIAN
-------------------------------       Chief Executive         April 10, 1997
Henry D. Sahakian                     Officer, Chairman
                                      of the Board
                                      (Principal Executive
                                      Officer)


/S/ J. KIRK GALLAHER
-------------------------------       Executive Vice          April 10, 1997
J. Kirk Gallaher                      President, Chief
                                      Financial Officer,
                                      Director (Principal
                                      Financial Officer and
                                      Principal Accounting
                                      Officer)


/S/ BRUCE K. HEIM
-------------------------------       Director                April 10, 1997
Bruce K. Heim


/S/ JEREMIAH A. KEATING
-------------------------------       Director                April 10, 1997
Jeremiah A. Keating


/S/ CHARLES R. MARKHAM
-------------------------------       President, Chief        April 10, 1997
Charles R. Markham                    Operating Officer,
                                      Director


/S/ JOSEPH V. PATERNO
-------------------------------       Director                April 10, 1997
Joseph V. Paterno


/S/ G. DAVID GEARHART
-------------------------------       Director                April 10, 1997
G. David Gearhart


/S/ DANIEL D. SAHAKIAN
-------------------------------       Director                April 10, 1997
Daniel D. Sahakian


/S/ MICHAEL J. SERVENTI
-------------------------------       Director                April 10, 1997
Michael J. Serventi


/S/ CHARLES C. PEARSON, JR.
-------------------------------       Director                April 10, 1997
Charles C. Pearson, Jr.

                            EXHIBIT INDEX



EXHIBIT NO.                    DESCRIPTION
-----------                    -----------

  4.1           Specimen Copy of Common Stock Certificate (filed as
                Exhibit 4.3 to the Company's Quarterly Report on Form 10-Q for the period ended April 1, 1993 and incorporated herein by reference)

  4.2           Uni-Marts, Inc. 1996 Equity Compensation Plan
                (incorporated by reference to Exhibit A to the Company's Definitive Proxy Statement for the Annual Meeting of Stockholders held on February 22, 1996, filed with the Commission on January 25, 1996)

  5             Opinion of Ballard Spahr Andrews & Ingersoll*

  23.1          Consent of Deloitte & Touche LLP*

  23.2          Consent of Ballard Spahr Andrews & Ingersoll (included in
                Exhibit 5)

  24            Power of Attorney (included on signature page)


--------------------
*  Filed herewith.































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